UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 29, 2022, the Company held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1 - Election of Directors.

	For	Withheld
Dr. Terrence W. Norchi	113,579,474	15,605,233
Dr. Guy L. Fish	115,622,452	13,562,255
Punit Dhillon	110,252,662	18,932,045
Laurence Hicks	115,634,602	13,550,105

The Company’s directors are elected by a plurality of the votes cast. Stockholders elected Dr. Terrence W. Norchi, Dr. Guy L. Fish, Punit Dhillon and Laurence Hicks to serve on the Board of Directors until the next annual meeting of stockholders, or until their successors are duly elected and qualified.

Proposal No. 2 - Reverse Stock Split.

For	Against	Abstain
140,286,690	44,234,157	357,788

The vote required to approve Proposal No. 2 was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, the stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend our Restated Articles of Incorporation, as to implement a reverse stock split of our common stock, par value $0.001 per share, at a ratio of not less than 1-for-100 and not greater than 1-for-200 at any time prior to September 29, 2023, with the exact ratio to be determined by the Board of Directors, was approved.

Proposal No. 3 - Amendment to the Company’s Restated Articles of Incorporation to Increase the Authorized Common Stock.

For	Against	Abstain
139,183,752	44,552,308	1,142,575

The vote required to approve Proposal No. 3 was the affirmative vote of a majority of the outstanding shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), entitled to vote as of the record date for the Annual Meeting. Accordingly, the amendment to the Company’s Charter to effectively increase the number of authorized shares of Common Stock resulting following the consummation of the Reverse Split by 300%, was approved.

Proposal No. 4 - Advisory Vote to Approve Executive Compensation.

For	Against	Abstain
95,218,159	30,369,281	3,597,267

The vote required to approve this proposal, on an advisory basis, was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders voted, on an advisory basis, in favor of the compensation paid to the Company’s named executive officers, as disclosed in the Executive Compensation section of the Company’s definitive proxy statement.

Proposal No. 5 - Advisory Vote to Approve the Frequency of Advisory Votes on Executive Compensation.

Every One Year	Every Two Years	Every Three Years	Abstain
50,444,404	2,096,360	71,299,351	5,344,592

Based upon the results of voting on this proposal, and consistent with the Board of Directors’ recommendation, the Board of Directors has determined that the Company’s stockholders will vote on a Say-On-Pay Proposal every three years.

Proposal No. 6 - Authority to Adjourn the Meeting.

For	Against	Abstain
143,565,773	38,422,036	2,890,826

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal in person, excluding abstentions. This proposal was approved by the Company’s stockholders.

Proposal No. 7 - Ratification of Baker Tilly US, LLP as the Company’s Independent Auditors for the Fiscal Year Ended September 30, 2022.

For	Against	Abstain
178,746,092	5,346,488	786,055

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders ratified the appointment of Baker Tilly US, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: September 30, 2022	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer